This SHARE PURCHASE AND SALE AGREEMENT is dated for reference September 2, 2004 (21470 - Release No. 9)

BETWEEN:

EARL GILBERT BERG and CINDY LOU BERG, both of 7742 Jensen Place, Burnaby, BC, V5A 2A8.

(hereinafter collectively referred to as "Berg")
OF THE FIRST PART

AND:

MAXXCAPP CORPORATION, a body corporate which maintains an office located at Suite 302-2031 McCallum Road, Abbotsford, BC, V2S 3N5.

(hereinafter referred to as "Maxxcapp")
OF THE SECOND PART

A. WHEREAS the issued and outstanding shares of the hereinafter defined Company consist of the following:

Shareholder	Number & Class of Shares	Date Acquired
Earl Gilbert Berg:	85 Class A Preferred	May 25, 1995
	170 Class A Preferred	June 21, 1995
	85 Class A Preferred	June 22, 1995
	340 Class A Preferred	February 17, 1997
	282 Class A Preferred	September 19, 1997
	170 Class A Preferred	April 1, 1999
	1,105 Class A Preferred	November 23, 1999
	850 Class A Preferred	September 22, 2000
	1,254 Class B Preferred	October 21, 1994
	425 Common	March 1, 2001
	3,087 Class A Preferred	Total held by Earl Gilbert Berg
	1,254 Class B Preferred	
	425 Common	
Ian Price:	15 Class A Preferred	May 25, 1995
	30 Class A Preferred	June 21, 1995
	15 Class A Preferred	June 22, 1995
	60 Class A Preferred	February 17, 1997
	49 Class A Preferred	September 19, 1997
	30 Class A Preferred	April 1, 1999
	195 Class A Preferred	November 23, 1999
	150 Class A Preferred	September 22, 2000
	221 Class B Preferred	October 21, 1994
	150 Common	June 14, 1994
	544 Class A Preferred	Total held by Ian Price
	221 Class B Preferred	
	150 Common	
Eddie Chan	100 Class A Preferred	February 17, 1997

_____ Initials _____ _____

Shareholder	Number & Class of Shares	Date Acquired
Cindy Lou Berg	425 Common	March 1, 2001

B. AND WHEREAS Berg wishes to sell to Maxxcapp all right, title and interest in and to the said shares of the Company held by Earl Gilbert Berg and Cindy Lou Berg, and Maxxcapp desires to purchase from Berg the said shares in accordance with the provisions of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $5 now paid by Maxxcapp to Berg (the sufficiency and receipt of which is hereby acknowledged by Berg), and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Participants (as hereinafter defined) hereby agree each with the other as follows:

ARTICLE 1 -- DEFINITIONS AND INTERPRETATION

1.01 "Act of Bankruptcy" means:

(a) the making of an assignment of one's property to a trustee for the benefit of his creditors generally; or

(b) the making of a fraudulent conveyance, gift, delivery or transfer of one's property or of any part thereof; or

(c) the making of any conveyance or transfer of one's property or any part thereof, or the creation of any charge thereon, that would under the *Bankruptcy and Insolvency Act* (Canada) or the *Fraudulent Preference Act* (BC) be void as a fraudulent preference; or

(d) the absconding from the jurisdiction in which one normally resides or carries on business with intent to defeat or delay one's creditors; or

(e) the permitting:

(i) of any execution or other process under which any part of one's property is seized, levied on or taken in execution to remain unsatisfied until within 5 days from the time fixed by the sheriff for the sale thereof;

(ii) of the sale of one's property by the sheriff; or

(iii) of execution or other process to be held by the sheriff for a period of 15 days after written demand for payment without seizure, levy or taking in execution or satisfaction by payment;

(iv) of the returning of a writ endorsed to the effect that the sheriff can find no property whereon to levy or to seize or take; or

(f) the presentation to any meeting of one's creditors:

(i) any statement of one's assets and liabilities which shows that he is insolvent, or

(ii) a written admission of one's inability to pay his debts; or

(g) the assignment, removal, concealment or disposition of or the attempted assignment, removal, concealment or disposition of any property with intent to defraud, defeat or delay one's creditors or any of them; or

(h) the giving of notice to any of one's creditors that he has suspended or that he is about to suspend the payment of his debts; or

(i) the failure to meet one's liabilities generally as they become due.

1.02 "Annual Fiscal Objective" means in any fiscal year sales by the Company of not less than $4,000,000 upon which it shall have realized a Gross margin of not less than $1,300,000.

1.03 "associate" means:

(a) a corporation of which a Participant or any person described in clauses (b), (c), (d), (e), or (f) of this paragraph beneficially owns, directly or indirectly, shares carrying more than 10 per cent of the voting rights attached to all shares of the corporation for the time being outstanding;

(b) a partner of a Participant;

(c) a trust or estate in which a Participant has a substantial beneficial interest or for which a Participant serves as a trustee or in a similar capacity;

_____ Initials _____ _____

(d) a spouse, son or daughter of a Participant;
(e) a relative of a Participant or of his spouse, other than a relative referred to in clause (d), who has the same home as that Participant;
(f) an employer of a Participant; or
(g) an employee of a Participant.

1.04 "Berg's Shares" means those shares in the capital stock of the Company which are held by Earl Gilbert Berg, by Cindy Lou Berg, and by Eddie Chan which are set out in Recital A above, and which are being transferred to Maxxcapp by Berg pursuant to the provisions of this Agreement.

1.05 "Closing" means the completion of the share sale and purchase transaction which is the subject of this Agreement as set out in the article entitled "THE CLOSING" below.

1.06 "Company" means Samlex America Inc., a British Columbia company (Incorporation No. BC0403881).

1.07 "Expenses" means:
(a) cost of goods F.O.B. factory;
(b) freight cost to deliver the goods to the Company warehouse;
(c) service fees related to delivering the goods to the Company warehouse, i.e. unloading shipping containers;
(d) cargo insurance (insurance on goods during transport to the Company warehouse);
(e) import duty; and
(f) customs brokerage fees.

1.08 "fiscal quarter" means any 3 month period ending March 31, June 30, September 30 or December 31 in any fiscal year.

1.09 "fiscal year" means any 12 month period ending December 31.

1.10 "Gross margin" means that margin earned by the Company which is calculated by deducting the Expenses from Revenue.

1.11 "Intellectual Property Rights" means copyrights, patents (including patent improvements), patent applications, trade secrets, industrial designs, knowhow and, generally, any and all proprietary rights (but not trademarks, trade names or service marks), whether these are registered or not:
(a) to products, processes or services and to the identification thereof;
(b) to the name or names under which any product, process or service is marketed or proposed to be marketed;
(c) to the documentation prepared in respect of any product, process or service;
and, without limiting the generality of the foregoing,
(d) the exclusive right to reproduce and to distribute copies of any product and the documentation in respect of it; and
(e) all moral rights in and to the same.

1.12 "Land" means those two strata lots located in the City of Coquitlam, in the Province of British Columbia, being lands and premises legally known and described as Parcel Identifier 023-036-079 Strata Lot 9 and Parcel Identifier 023-036-087 Strata Lot 10, both of District Lots 20 and 21, Group 1, New Westminster District, Strata Plan LMS1898.

1.13 "Outsider" means any person who is not a party to this Agreement.

1.14 "Participant" means either party to this Agreement. "Participants" means both parties to this Agreement.

1.15 "person" means any natural person, partnership, trust, society, body corporate, body politic and any other legal entity, including (without limiting the generality of the foregoing) any ministry, department, agency

_____ Initials _____ _____

of, or statutory body created by, any government, including a municipal government. The term "person" as used herein means "person or persons" wherever the circumstances to which the provisions of this Agreement are to be applied shall reasonably admit or require.

1.16 "Revenue" means:

(a) sales revenue generated from the sale of goods;
(b) freight revenue;
(c) service income; and
(d) miscellaneous revenues.

1.17 "ROE" means the Bank of Canada's daily closing rate of exchange set on September 29, 2004, as the rate to exchange U.S. dollars into Canadian dollars.

1.18 "Street Form" when applied to a certificate for shares in the capital stock of a corporation means a share certificate which is accompanied by:

(a) a properly executed and legally effective power of attorney in a form which is and which will be at all times during the currency of this Agreement acceptable to the directors of the said corporation by which the owner of the shares represented by that certificate gives to a donee the right to dispose of the shares in any manner in which that donee might see fit, and/or
(b) a properly executed and legally effective instrument of transfer in a form which is and which will be at all times during the currency of this Agreement acceptable to the directors of the said corporation,

in which the name of the donee or the transferee, as the case may be, has been left blank; and

(c) a letter from the owner of the shares represented by that certificate in which he authorizes any person who should come into possession of the said share certificate and either or both of the documents described in clause (a) or clause (b) above to complete documents described in clause (a) or clause (b) above by writing in the name of any person.

1.19 Where a Participant consists of more than one person (eg., Earl Gilbert Berg and Cindy Lou Berg constitute the Participant referred to herein as "Berg"), and notwithstanding the fact that such Participant may be referred to herein by the singular pronoun, all provisions herein contained which are agreed to by that Participant are the joint and several obligations of the persons comprising it. Save where the circumstances to which the provisions of this Agreement are to be applied shall reasonably admit or require otherwise, where a benefit is conferred, or is to be conferred, upon such a Participant hereunder, such benefit shall be deemed to be conferred jointly upon the persons comprising that Participant.

1.20 Where a word or an expression is defined in this Agreement, other parts of speech and grammatical forms of the same word or expression have corresponding meanings. The words and expressions defined in this article shall have the meanings herein set out throughout this Agreement irrespective of whether they are printed in a bold font or otherwise emphasized, and irrespective of whether the first letter of each appears in upper case or lower case type.

1.21 The headings contained in this Agreement and in any annexures to it are not intended to be complete or accurate descriptions of the content of the articles or the paragraphs to which they relate, and do not affect the interpretation of this Agreement or define, limit or construe the contents of any provision of it.

1.22 Unless otherwise stated, all references in this Agreement to a designated "Article", "section", "subsection", "paragraph" or other subdivision is to the designated Article, section, subsection, paragraph or other subdivision of this Agreement.

1.23 Wherever the singular or the masculine pronoun is used in this Agreement, the same shall be construed to mean the plural, or the feminine, or the body politic or corporate, where the context in which this term is found within this Agreement or the circumstances to which the provisions of this Agreement are to be applied shall reasonably admit or require.

_____ Initials _____ _____

1.24 The terms and conditions herein set out shall enure to the benefit of and shall bind each of the Participants and his every successor in interest, including, without limiting the generality of the foregoing, any and all companies succeeding a corporate Participant by reason of amalgamation, all receivers and receiver-managers, all liquidators, all trustees-in-bankruptcy, all committees, personal representatives and heirs.

1.25 All dollar amounts referred to in this Agreement are in lawful money of Canada, unless otherwise specified to be in American currency as designated by the symbol "USD$".

ARTICLE 2 – SALE AND PURCHASE OF BERG'S SHARES

2.01 Berg hereby sells to Maxxcapp and Maxxcapp hereby purchases from Berg all his right, title and interest in and to the capital stock of the Company for and at a purchase price or consideration of $3,100,000 (hereinafter referred to as the "Purchase Price").

2.02 Purchase Price Allocation. The Purchase Price of $3,100,000 is allocated as follows:

(a) for the 3,187 Class A Preference shares of the Company, that amount of Canadian dollars calculated by multiplying 3,187 Class A Preference shares by USD$73.00 by ROE;
(b) for the 1,254 Class B Preference shares of the Company, $125,375.00; and
(c) for the 850 Common shares of the Company, that amount of Canadian dollars calculated by subtracting from the Purchase Price the amounts calculated described in the preceding paragraphs 2.02(a) and (b).

2.03 The Purchase Price shall be paid by Maxxcapp as follows:

(a) $1,250,000 by way of bank draft, certified cheque, cashier's check or solicitor's trust account cheque shall be paid to Berg at the Closing;
(b) at the Closing Maxxcapp shall cause the Company to convey the equity of redemption in the Land to 0703340 B.C. Ltd for which Maxxcapp will be credited the sum of $350,000 in reduction of the balance of the outstanding Purchase Price to be paid to Berg; and
(c) save as provided in the following paragraph, the remaining balance of $1,500,000 shall be paid:
    (i) $400,000 on or before May 31, 2005;
    (ii) $175,000 on or before January 31, 2006;
    (iii) $308,000 on or before January 31, 2007;
    (iv) $308,000 on or before January 31, 2008; and
    (v) $309,000 on or before January 31, 2009;

provided that the Company shall have achieved the Annual Fiscal Objective during the fiscal years ended December 31, 2006, 2007 and 2008.

2.04 In the event that the Company should fail to achieve the Annual Fiscal Objective in any fiscal year, the payment due on the January 31st next following that fiscal year shall be reduced to $175,000, in which event the following schedules of payments shall apply:

2.04.01 If the Company should fail to achieve the Annual Fiscal Objective during the fiscal year ended December 31, 2006, the difference between $308,000 and $175,000 ($133,000) shall be paid on or before January 31, 2010.

2.04.02 If the Company should fail to achieve the Annual Fiscal Objective during the fiscal year ended December 31, 2007, the difference between $308,000 and $175,000 ($133,000) shall be paid on or before January 31, 2010, unless the Company should also have failed to achieve the Annual Fiscal Objective during its fiscal year ended December 31, 2006, in which case said sum of $133,000 shall be paid on or before January 31, 2011.

2.04.03 If the Company should fail to achieve the Annual Fiscal Objective during the fiscal year ended December 31, 2008, the difference between $309,000 and $175,000 ($134,000) shall be paid on or before January 31, 2010:

_____ Initials _____ _____

(a) unless the Company should also have failed to achieve the Annual Fiscal Objective during its fiscal year ended December 31, 2006, in which case said sum of $134,000 shall be paid on or before January 31, 2011; or

(b) unless the Company should also have failed to achieve the Annual Fiscal Objective during its fiscal years ended December 31, 2006 and December 31, 2007, in which case said sum of $134,000 shall be paid on or before January 31, 2012.

2.05 Simple interest shall accrue upon the unpaid balances of the amounts set out in clause 2.03(c) above remaining from time to time at the rate of 5 percent per annum, such interest to be paid within 5 business days of the end of each and every fiscal quarter.

2.06 Maxxcapp shall have the privilege of paying at any time in whole or in part the principal sum owed to Berg hereunder, together with all interest which shall have accrued thereupon and which shall have remained unpaid up to and including the date of payment without notice, bonus or penalty, provided that any partial prepayment shall reduce the ultimate unpaid balance owing and shall not relieve Maxxcapp from making the payments payable under this Article 2 until the balance of the Purchase Price plus interest is paid in full.

2.07 Unless it is prohibited by the laws of the jurisdiction in which the Company is incorporated, Maxxcapp shall cause the Company to indemnify Berg for Maxxcapp's obligations to Berg for the payment of the amounts set out in clause 2.03(c) above, and to grant to Berg a General Security Agreement to secure such indemnification, which General Security Agreement shall rank subsequent in priority to any security granted or to be granted by the Company to its banker.

2.08 Prior to the Closing Date Maxxcapp:

(a) will cause a new British Columbia company (in this paragraph and in paragraph 6.02 below referred to as "Newco") to be incorporated; and

(b) will transfer to Newco 500,000 shares in the capital stock of Maxxcapp.

On the Closing Date Maxxcapp shall cause Newco to deliver to Berg Newco's guarantee of Maxxcapp's payment of the Purchase Price to Berg. Maxxcapp will cause:

(c) the certificate or certificates representing all of the issued and outstanding shares of Newco to be held by Calvin Patterson, Barrister & Solicitor; and

(d) the said shares in the capital stock of Maxxcapp to be owned by Newco and the certificates representing them to be held by Calvin Patterson;

until such time as Maxxcapp delivers a statutory declaration to Calvin Patterson which avers that Berg is owed no money under this Agreement.

2.09 Pursuant to paragraph 2.03(b), on the Closing date the Company shall transfer to 0703340 B.C. Ltd fee simple title to the Land, free and clear of all liens, encumbrances, charges, encroachments, easements, rights of way, defects in title, equities or claims of every nature and kind whatsoever save and except for:

(a) the Statutory Rights of Way registered in favour of British Columbia Hydro and Power Authority under filing numbers 145500C, 145501C and 145502C;

(b) the Covenant registered in favour of Her Majesty the Queen in Right of the Province of British Columbia and the District of Coquitlam under filing number AD110547;

(c) the Statutory Building Scheme registered under filing number AD127624;

(d) the Statutory Right of Way registered in favour of BC Tel under filing number BJ93063; and

(e) the Mortgage registered in favour of The Toronto-Dominion Bank under filing number BJ145990,

it being acknowledged and agreed:

(f) that the only fixture being conveyed with the title to the Land consists of the air conditioning unit on the roof of the building, and that all other equipment (including scales), machinery, racking and furniture will remain the property of Samlex whether or not it is affixed to the Land; and

(g) that the mortgage registered in favour of The Toronto-Dominion Bank at the Land Title Office located in the City of New Westminster under filing number BJ145990 shall be paid out by Maxxcapp, its assignee or the Company on or prior to Closing so as legally to obligate the said bank to provide a registerable discharge of the said mortgage to Berg's solicitors, Fraser and Company.

_____ Initials _____

2.10 Berg shall pay to the Minister of Finance for the Province of British Columbia the Property Transfer Tax exigible in respect of the transfer effected pursuant to section 2.09.

2.11 On the Closing date Maxxcapp shall cause the Company to enter into a lease of the Land with 0703340 B.C. Ltd. for a period of 7 years at a market rent, which lease shall be in a form which is acceptable to both Maxxcapp's and Berg's solicitors. The lease of the Land to which the Company shall be the tenant shall be submitted for registration to the Land Title Office located in the City of New Westminster immediately following the submission of the Freehold Transfer by which the equity of redemption in the Land is conveyed to 0703340 B.C. Ltd.

ARTICLE 3 -- BERG'S WARRANTIES

3.01 Berg represents and warrants to Maxxcapp:

3.01.01 that the Company is a subsisting private company, and that it is a subsisting company in good standing in the jurisdiction in which it is incorporated and in every jurisdiction in which it is required to register;

3.01.02 that the performance of this Agreement:

(a) will not be in violation of the constating documents of the Company or of any agreement to which the Company is a party,

(b) will not give any person any right to terminate or to cancel any agreement or any right enjoyed by the Company, and

(c) will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of an Outsider upon or against any asset of the Company;

3.01.03 that the corporate records and minute books of the Company contain substantially complete and accurate minutes of all proceedings and resolutions of the directors and shareholders of the Company since the incorporation of the Company, and that the central securities register and registers of directors and officers of the Company are substantially complete and accurate;

3.01.04 that every allotment, transmission and transfer of shares since the date of the Company's incorporation, has been duly and properly authorized and consented to by the shareholders and/or the directors of the Company where so required by law;

3.01.05 that since July 1994, the Company has had no notice of dissent from any shareholder, nor has any shareholder of the Company commenced any civil proceeding against the Company or its directors or any of them;

3.01.06 that Berg is the beneficial owner of Berg's Shares free and clear of all liens, charges, encumbrances, rights, claims, demands, accounts and liabilities of every nature and kind whatsoever, and that he has the full power and authority to vend these shares;

3.01.07 that no person has any agreement or option or a right capable of becoming an agreement for the purchase of Berg's Shares, or of any of them;

3.01.08 that on the Closing date there will be no shareholders' agreements or other agreements (save for this Agreement) which affect the shares in the capital stock of the Company or the management of the affairs of the Company;

3.01.09 that no person holds any security of any nature which is convertible into one or more shares in the capital stock of the Company; and that no person is entitled to require the Company to allot or to issue any of the unallotted or unissued shares in the capital stock of the Company or to

Initials ______ ______

require Berg or the Company to deal or to refrain from dealing with any such uncalled or unissued shares in any way whatsoever;

3.01.10 that the Company has the corporate power to own the properties owned by it and to carry on the businesses carried on by it and is duly qualified to carry on business in the jurisdictions in which it does so;

3.01.11 that the Company holds all licences and permits as may be requisite for carrying on its business in the manner and in the jurisdictions in which it has heretofore been carrying on such business;

3.01.12 that the most recent financial statements of the Company (dated December 31, 2003), copies of which are attached hereto as Annexure 2, have been prepared in accordance with the generally accepted accounting principles applied on a basis consistent with those of previous fiscal years and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Company as at the date of Annexure 2;

3.01.13 that there are no liabilities, contingent or otherwise of the Company which are not disclosed or reflected in Annexure 2 except those incurred in the ordinary course of the business of the Company since the date of Annexure 2 and the Company has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person;

3.01.14 that the Company is not indebted to Berg, nor to any associate of his;

3.01.15 that no payment of any kind has been made or authorized since the date of Annexure 2 to or on behalf of Berg or to or on behalf of officers, directors, shareholders or employees of the Company or under any management agreements with the Company:

(a) save and except in the ordinary course of business and at the regular rates of salary or management fees payable to them; and

(b) save and except that a dividend equal to:

(i) 7 percent of the value of Berg's Class A preference shares (Annexure 2, Schedule Table 6): or

(ii) $38,000;

whichever amount shall be the lesser may be declared prior to the Closing, but shall be paid to Berg on or before the 30th day of April 2005.

3.01.16 that all material financial transactions of the Company prior to and following the date of Annexure 2 have been properly recorded in the Company's books and records;

3.01.17 that since the date of Annexure 2:

3.01.17.01 there has not been any material adverse change in the financial position or condition of the Company or any damage, loss or other change in circumstances materially affecting the business or property of the Company or its right or capacity to carry on business;

3.01.17.02 the Company has not waived or surrendered any right or material value;

3.01.17.03 the Company has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, save as may have been required to modify the financial condition of the Company in order that the balance sheet annexed to this Agreement as Annexure 2 should be true and correct;

3.01.17.04 the business of the Company has been carried on in the ordinary course, save and except for the acquisition of the Land; and

3.01.17.05 no capital expenditures have been authorized or made, save and except for authorized leasehold improvements of approximately $25,000 and the acquisition of the Land;

3.01.19 that the Company does not have any contracts, agreements, pension plans, profit sharing plans, bonus plans, undertakings, or arrangements whether oral, written or implied with the employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers, or others which cannot be terminated on not more than 31 days notice;

3.01.20 that the Intellectual Property Rights used in the Company's business are owned by the Company (except to the extent that they are owned by the designer or manufacturer of any equipment used by the Company);

3.01.21 that to the best of Berg's knowledge, after having made due inquiry, the conduct of the Company's business does not infringe upon the intellectual property, domestic or foreign, of any person;

3.01.22 that to the best of Berg's knowledge the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

3.01.23 that there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the knowledge of Berg, threatened against or affecting the Company at law or in equity or by or before:

(a) any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency,

(b) any securities commission or stock exchange, or

(c) any court in any jurisdiction;

3.01.24 that there are no unsatisfied judgments against the Company;

3.01.25 that the Company has a good and marketable title to all its properties and assets free and clear of all mortgages, pledges, deeds of trust, liens, conditional sales agreements, encumbrances or charges of every nature and kind whatsoever, except as disclosed in Annexure 2, Annexure 4 and Annexure 5;

3.01.26 that the Company has not experienced nor is it aware of any occurrence or event which has had, or might reasonably by expected to have, a materially adverse effect on its business or the results of its operations;

3.01.27 that neither Berg, nor any associate of his, nor any other person who is not at arm's length from him, owns or has any interest in any property or assets which are used by the Company or which are necessary or useful in the conduct of the Company's business;

3.01.28 that neither Berg, nor any associate of his, is now indebted to the Company on any account whatsoever;

3.01.29 that Berg has not committed any Act of Bankruptcy within the 12 months next preceding the date of this Agreement;

3.01.30 that neither Berg, nor any associate of his:

(a) has committed the Company to any obligation or contingent obligation or is aware of any obligation or contingent obligation which has not been fully disclosed to Maxxcapp prior to the execution of this Agreement;

(b) has caused the Company to enter into any contract, to breach any contract or policy of insurance, to give any guarantee, to make any representations or to commit any act

Initials ______ ______ ______

which could result in any demand, claim, action or other form of civil proceeding being made or instituted against the Company which has not been fully disclosed to Maxxcapp prior to the execution of this Agreement; or

(c) has caused the Company to waive or to surrender any right of material value which waiver or surrender has not been fully disclosed to Maxxcapp prior to the execution of this Agreement;

3.01.31 that all tax returns and reports of the Company required by law to be filed prior to the date hereof have been filed and are substantially true, complete and correct; and that all taxes (including the Goods and Services Tax and the Social Services Tax) and other government charges have been paid or accrued in the financial statements attached hereto as Annexure 2;

3.01.32 that the Company has been reviewed, determined and assessed for federal and provincial income tax for all years to and including the last fiscal year of the Company and has been assessed with respect to its return for that year;

3.01.33 that the Company has not, prior to the date hereof:

(a) disposed of anything to a person with whom the Company was not dealing at arm's length for proceeds less than the fair market value thereof; or

(b) discontinued carrying on any business in respect of which it has incurred non-capital losses;

3.01.34 that adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed; that there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return, or the payment of any tax, governmental charge or deficiency by the Company; and that Berg, the Company, and its directors, officers or employees, are not aware of any contingent tax liabilities or grounds which would prompt a re-assessment of the Company's tax liability by any taxing authority, including aggressive treatment of income and expenses in earlier filed tax returns;

3.01.35 that there are no amounts outstanding and unpaid for which the Company has previously claimed an income tax deduction;

3.01.36 that there are no audits, assessments, reassessments, suits, proceedings, investigations or claims now pending against the Company in respect of any taxes paid or payable affecting the business carried on by the Company;

3.01.37 that to the best of Berg's knowledge the Company is in compliance with all environmental laws and regulations applicable to its business operations;

3.01.38 that to the best of Berg's knowledge the Company has been and is in full compliance with all laws relating to the protection of the environment, occupational health and safety, and the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport or handling of hazardous substances in the course of its business operations;

3.01.39 that the Company has not used or permitted to be used any of its business operations, properties or facilities or any property or facilities that it previously owned or leased, to generate, to manufacture, to process, to distribute, to use, to treat, to store, to dispose of, to transport or to handle any hazardous substance, except in compliance with all laws governing the manufacture, transportation, handling or disposal of such substances;

3.01.40 that the Company has not received any notice of, and has not at any time been prosecuted for, an offence alleging non-compliance with any law governing the manufacture, transportation, handing or disposal of any hazardous substance; that neither the principals of the Company nor the Company itself have settled any allegation of non-compliance short of prosecution; and that

there are no orders or directions issued by any person of competent jurisdiction, nor any notice of the potential issuance of such orders or directions, relating to environmental matters which require any work, repairs, construction or capital expenditures relating to the business of the Company or any of its property;

3.01.41 that the Company has not received any notice that it is responsible or potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any environmental law;

3.01.42 that the Company has not caused or permitted the release in any manner whatsoever of any hazardous substance on or from any of its business operations, properties or assets or any property or facility that it previously owned or leased;

3.01.43 that there has been no release of a hazardous substance from any facility owned or operated by any Outsider but with respect to which the Company is or may reasonably be alleged to have liability;

3.01.44 that there are no environmental audits, evaluations, assessments, studies or tests commissioned by the Company in respect of its business operations, properties or facilities;

3.01.45 that the Company has fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its assets that might be damaged or destroyed;

3.01.46 that the Company maintains such insurance against loss or damage to its assets and with respect to public and professional liability in such amount and of such nature as is reasonably prudent given the nature of the business carried on by the Company;

3.01.47 that Annexure 3 lists all insurance policies (specifying the insurer, the amount of coverage, the type of insurance, beneficiary, the policy number and any pending claims thereunder) maintained by the Company on its property and assets or personnel as of the date hereof and true and complete copies of the most recent inspection reports, if any, received from the insurance underwriters or others as to the condition of the property and assets of the Company and such insurance policies will be continued in full force and effect up to and including the Closing date;

3.01.48 that the Company has provided Maxxcapp with a true copy of each insurance policy listed in Annexure 3;

3.01.49 that the Company is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give notice or present any claim under any such insurance policy in a due and timely fashion;

3.01.50 that the Company does not own, directly or indirectly, any shares or interests in any other Person;

3.01.51 that the Company maintains and operates the following bank accounts and no others:

(1) TD Canada Trust, Burnaby Centre Branch
1933 Willingdon Avenue, Burnaby, BC V5C 5J3

Account numbers

9656 0987-0812246	Canadian Current Account
9656 0987-7303203	USA Current Account
9656 9812249	Loan Account

(2) TD Bank, New York Branch

______ Initials ______ ______

31 West 52nd Street, New York, NY 10019-6101, USA

Account number
3248024595 Credit card receipts from Bank One

3.01.52 that there are no unsatisfied judgments against the Company; and that there is no basis for and there are no actions, suits, judgments or other proceedings outstanding or pending or threatened against or affecting the Company at law or in equity;

3.01.53 that the Company has entered into no agreements by which it has granted a security interest in its assets or in any of them save as is set out in Annexure 4;

3.01.54 that the agreements, contracts and commitments described in Annexure 5 to this Agreement represent all material contracts and commitments, whether written or oral, to which the Company is a party;

3.01.55 that other than the material contracts set out in Annexure 5 there are no agreements of the Company which:

(a) commit the Company to capital expenditures or involve liabilities, other than the purchase of goods, services and inventory in the ordinary course of business in excess of $5,000;

(b) involve partnerships, joint ventures or consortiums, marketing rights or intellectual property licensing;

(c) are shareholders', agency, distributorship, consulting, maintenance, inspection or testing agreements;

(d) cannot readily be fulfilled or performed in all material respects by the Company in the normal course of business;

(e) are for the supply of goods and/or services by or to the Company outside the normal course of business on terms under which retrospective or future discounts, price reductions or other financial incentives are given by or to the Company dependent on the level of purchase or any other factors;

(f) involve conditions, warranties, indemnities or representations given in connection with a sale of shares or assets, or is a guarantee or indemnity in respect of the obligations of an Outsider, under which any liability or contingent liability is outstanding, other than for goods sold in the ordinary course of business;

(g) are not at arm's length terms or are in any way otherwise than in the ordinary and normal course of business; or

(h) are material to the operation of the Company's business;

3.01.56 that the Company is not, and nor is any other Person, in default or in breach in any respect of any of the material contracts, and there exists no facts as of the date hereof which after notice or lapse of time or both would constitute such a default or breach and all the material contracts are in full force and effect and the Company is entitled to all rights and benefits thereunder;

3.01.57 that all machinery and equipment owned or used by the Company in its business has been properly maintained in the ordinary course of business and is in good working order for the purposes of ongoing operation, subject to ordinary wear and tear for machinery and equipment of comparable age;

3.01.58 that the Land is the only land or interest in land that the Company owns or has rights to;

3.01.59 that no notice has been received by the Company of any complaint filed by any of its employees against the Company:

(a) claiming that it has violated any collective agreement or any employment standards or human rights legislation, or

(b) before any labour relations board or other similar authority, in any jurisdiction;

3.01.60 that there are no outstanding orders or charges against the Company under any applicable health and safety legislation in any other jurisdictions in which the Company conducts business;

3.01.61 that all levies, assessments and penalties made against the Company pursuant to the applicable workers' compensation legislation in the jurisdictions in which the Company conducts business have been paid by the Company, and that the Company has not been reassessed under any such legislation during the 5 years immediately preceding the date of this Agreement;

3.01.62 that all obligations of the Company whether arising by operation of law, contract, understanding, past custom or otherwise for unemployment compensation benefits, pension benefits, equity participation (including, without limiting the generality of the foregoing any stock option, profit sharing, phantom stock, restricted stock, stock bonus or similar benefit), salaries, bonuses, sick leave, severance, disability, workers' compensation, unemployment, vacation and other forms of compensation payable to the officers, directors and other employees and dependent contractors of the Company in respect of the services, employment or other consideration rendered by any of them have been paid as of the date hereof, or adequate accruals therefor have been made by the Company;

3.01.63 that there is no controversy pending between the Company and any of its current or past employees which may require payment by the Company, or which may affect the business, the assets, or the financial condition or operations of the Company; that there is no claim, grievance, arbitration, negotiation, petition, suit, action, or charge of or by any current of former employee or applicant for employment (or any agent thereof) pending or threatened against the Company; that the Company has complied, in respect of its employees, in all material respects, with all applicable statutes, regulations, orders and restrictions; and that the Company has not instituted any changes to its compensation, bonus or benefit programs, or work rules or procedures or working environment which could reasonably be expected to cause a material increase in the rate of turnover of managers or middle or senior management of the Company;

3.01.64 that the Company has paid all wages, vacation pay and other remuneration due to be paid to its employees as required in the conduct of its business;

3.01.65 that all leases of all premises in which the Company conducts its business have not been breached by either the Company or the Company's landlord, and are in good standing; and

3.01.66 that the identities of the Company's shareholders and the number of shares held by each of these shareholders are completely and accurately set out in Recital A to this Agreement.

3.02 Berg acknowledges that Maxxcapp has been induced to enter into this Agreement by the representations and warranties set out in this article, and that it would not have entered into this Agreement in the absence of these representations and warranties. Berg shall, therefore, protect, defend, indemnify, and hold Maxxcapp harmless from any diminution in the value of its shares in the Company in the event that any of the representations and warranties set out in this article should be inaccurate or untrue as at the date of the Closing. Berg agrees that, save as provided in the final sentence of this paragraph, Maxxcapp shall be entitled to set off from any monies owing by Maxxcapp to Berg hereunder or under any other instrument or agreement to which they are parties one-half the amount of any damages or any diminution of the value of its shares in the Company which it suffers by reason of the inaccuracy or the untruth of any of the representations or warranties contained in this article. Any single claim made by Maxxcapp against Berg must:

(a) exceed $25,000, in which event all damages or deficiencies may be claimed and not just the amount in excess of the aforementioned amount;

(b) may not exceed $500,000; and

(b) be claimed on or before the second anniversary of the Closing date.

Maxxcapp may not set off from any monies owing by Maxxcapp to Berg hereunder or under any other instrument or agreement to which they are parties any amount where Maxxcapp's claim against Berg is less than $50,000.

_____ Initials _____ _____

ARTICLE 3A - MAXXCAPP'S WARRANTIES

3A.01 Maxxcapp represents and warrants to Berg that:

3A.01.01 Maxxcapp has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto, is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of Maxxcapp. This Agreement has been duly executed and delivered by Maxxcapp and, upon acceptance by Berg, constitutes a legal, valid and binding obligation of Maxxcapp enforceable against Maxxcapp, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may only be granted in the discretion of a court of competent jurisdiction. The parties executing this Agreement on behalf of Maxxcapp have been authorized by Maxxcapp to enter into this Agreement and to bind Maxxcapp to all the provisions of this Agreement. At the time of Closing, each of the agreements, contracts and instruments required by this Agreement to be delivered by Maxxcapp will be duly executed and delivered by Maxxcapp and will be legal, valid and binding obligations of Maxxcapp, enforceable against Maxxcapp by Berg in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may only be granted in the discretion of a court of competent jurisdiction;

3A.01.02 the execution and delivery of this Agreement by Maxxcapp and the consummation of the transactions herein provided for will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of Maxxcapp under:

(a) any contract to which Maxxcapp is a party or by which it is bound;

(b) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of Maxxcapp;

(c) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over Maxxcapp; or

(d) any applicable law, statute, ordinance, regulation or rule;

3A.01.03 there is no requirement for Maxxcapp to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement; and

3A.01.04 Maxxcapp is a Canadian within the meaning of the *Investment Canada Act*.

3A.02 Maxxcapp covenants and agrees with Berg that:

(a) it will pay the Purchase Price in the manner described in this Agreement; and

(b) from and after the date of this Agreement until the Closing, as soon as Maxxcapp has determined that a state of facts exists which results in or will result in any representation or warranty contained in this Agreement being untrue or incorrect in any material respect on the Closing Date Maxxcapp will notify Berg of such state of facts.

3A.03 Maxxcapp covenants and agrees that it will, and it will cause the Company, so long as any indebtedness owing to Berg remains outstanding under this Agreement:

(a) furnish to Berg:

(i) prompt notification of any condition or event which constitutes or with the running of time and/or the giving of notice would constitute an Event of Default under this Agreement, and promptly inform Berg of any material adverse change in any of the Company's or Maxxcapp's financial condition;

(ii) as soon as available and in any event within 30 days after and as of the end of each month, the consolidated and consolidating balance sheets and statements of profit and loss and surplus of the Company duly certified (subject to year-end audit adjustments)

by the chief financial officer of the Company as having been prepared in accordance with Canadian GAAP;

(iii) as soon as available and in any event within 60 days after and as of the end of each month, the balance sheet and statements of profit and loss and surplus of Maxxcapp duly certified (subject to year-end audit adjustments) by the chief financial officer of Maxxcapp;

(iv) as soon as available and in any event within 120 days after and as of the end of each fiscal year of the Company, consolidated and consolidating financial statements of Company, including a balance sheet, statements of income and retained earnings and changes in financial position for such year, prepared in accordance with Canadian GAAP and certified by independent certified public accountants reasonably acceptable to Berg; and

(v) as soon as available and in any event within 150 days after and as of the end of each fiscal year of Maxxcapp, the financial statements of Maxxcapp, including a balance sheet, statements of income and retained earnings and changes in financial position for such year, prepared in accordance with Canadian GAAP;

(b) pay and discharge all taxes and other governmental charges and all contractual obligations calling for the payment of money, before the same shall become overdue; and

(c) maintain insurance coverage on their physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property mortgaged or pledged to Berg or property in which Berg shall have a security interest of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Companies and Berg as their respective interests may appear; copies of all said policies, including all endorsements thereon and those required hereunder, to be deposited with Berg.

3A.04 If and only if

(a) a substantial default by Maxxcapp of any material provision of this Agreement, other than those to which reference is made in clauses (b) and (c) of this paragraph, has continued for more than 45 days after notice of such default has been given to Maxxcapp by Berg; or

(b) Maxxcapp should fail to remit to Berg the payments required to be made pursuant to subclause 2.03(c)(i), paragraph 2.05 and subclause 3.01.15(b) above; or

(c) Maxxcapp should default on the payments required to be made to Berg pursuant to subclauses 2.03(c) (except for that specified by subclause 2.03(c)(i)), paragraph 2.04 or paragraph 2.05, and such default has continued for more than 30 days after notice of such default has been given by Maxxcapp to Berg;

Berg may give to Maxxcapp written notice that the entire unpaid balance of the Purchase Price and accrued interest thereon will become immediately due and payable unless the default is remedied within 7 days after the date of that notice. If the default is not remedied within that 7-day period the entire unpaid balance of the Purchase Price and accrued interest thereon shall be immediately due and payable.

3A.05 Berg shall be permitted to incorporate a company in British Columbia which has the word "Samlex" in its name 120 days following the date upon which the entire unpaid balance of the Purchase Price and accrued interest shall become due in accordance with the provisions of paragraph 3A.04, but not before. Following the date upon which the entire unpaid balance of the Purchase Price and accrued interest shall become due in accordance with the provisions of paragraph 3A.04 Maxxcapp shall not knowingly cause any body corporate to adopt or to use a name which contains the word "Samlex".

3A.06 Maxxcapp shall indemnify and hold harmless Berg from:

(a) any and all liabilities, whether accrued, absolute, contingent or otherwise, relating to the Berg's Shares, the Company and the business of the Company which arise after the Closing Date;

_____ Initials _____ _____

(b) any and all damage or deficiencies resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant on the part of Maxxcapp under this Agreement; and

(c) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

ARTICLE 4 -- PRECLOSING CONSIDERATIONS

4.01 Berg acknowledges that prior to the Closing it shall be necessary for Maxxcapp to conduct thoroughgoing researches and investigations of every aspect of the Company's affairs. Berg:

(a) shall render every reasonable assistance,

(b) shall execute every form of consent presented to him, and

(c) shall comply with every reasonable request made by Maxxcapp,

for the purpose of the furtherance of its researches and investigations including, without in any wise restricting the generality of this paragraph, the review and the verification of:

(d) all collective agreements;

(e) all accounts payable;

(f) all accounts receivable;

(g) all financial statements and records of every nature and kind;

(h) all purchase orders;

(i) all sales orders;

(j) all leases of land and chattels;

(k) the existence and quality of all inventory;

(l) the Company's income tax accounts; and

(m) the Company's bank accounts, bank loans and all *choses in action* and instruments of security given by the Company in respect of its indebtedness to any lender.

4.02 On or before the Closing date, Maxxcapp shall have the right to assign its interest in and to this Agreement either in whole or in part. Berg will transfer title to Berg's Shares directly to such assignee or assignees as Maxxcapp may direct. Berg agrees that, upon notice of such assignment or assignments being delivered to him:

(a) Berg shall be deemed to stand in privity of contract with the assignee or assignees such that the provisions of this Agreement will govern the contractual relationship between or among Berg and the assignee or assignees *mutatis mutandis*; and that

(b) should Maxxcapp have assigned the whole of its interest in and to this Agreement, Maxxcapp will cease to have any liability whatsoever to Berg hereunder, save only for the incorporation of Newco and the transfer to Newco of 500,000 shares in the capital stock of Maxxcapp as required by paragraph 2.08 above.

4.03 Between the date of this Agreement and the closing Berg shall purchase and shall have transferred to him all of the shares in the capital stock of the Company held by Eddie Chan

ARTICLE 5 -- CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MAXXCAPP

5.01 The obligation of Maxxcapp to complete the transaction herein contemplated is subject to the fulfillment of each of the following conditions:

(a) that the representations and warranties contained in Article 3 above shall be true and correct in all material respects at the Closing except as may be in writing disclosed to and approved by Maxxcapp;

(b) that prior to the Closing neither Berg nor the Company shall have experienced any event or condition or have taken any action of any character adversely affecting the assets or the undertaking of the Company so as materially to reduce the value of Berg's Shares to Maxxcapp;

(c) that from the date of this Agreement up to the Closing, Maxxcapp and its authorized representatives will be afforded full access during normal business hours to all assets, books, contracts, commitments, records of the Company and will be furnished with such copies (certified if requested) thereof and other information as Maxxcapp may reasonably request;

______ Initials ______

(d) that Maxxcapp shall be satisfied in its dealings with the Company's suppliers, and with the outcome of the investigation of the materials described in clause (c) above;

(e) that the Company shall have negotiated the terms of a lease of the Land with 0703340 B.C. Ltd which is satisfactory to Berg's solicitors and Maxxcapp's solicitors on or before September 30, 2004; and

(f) that the Company shall have entered into an employment agreement with Ian Price, and an engagement agreement with 0703338 B.C. Ltd for the provision of Earl Gilbert Berg's services to the Company which agreements are satisfactory to Maxxcapp's solicitors on or before September 7, 2004.

The foregoing conditions of this Article are inserted for the exclusive benefit of Maxxcapp and may be waived by it by notice in whole or in part at any time prior to the Closing. Any condition so waived shall be deemed to have been fulfilled on the date of such notice.

5.02 If any of the conditions contained in section 5.01 shall not be performed or fulfilled at or prior to the time of Closing, Maxxcapp may, by notice to Berg, terminate this Agreement and the obligations of Berg and Maxxcapp under this Agreement, shall be terminated without either participant's having any claim upon or against the other.

ARTICLE 5A - CONDITIONS PRECEDENT TO BERG'S OBLIGATIONS

5A.01 Berg's obligation to carry out the transactions contemplated in this Agreement is subject to fulfillment of the following conditions on or before the Closing date:

(a) the cheques and documents referred to in this Agreement shall have been executed and delivered by Maxxcapp as provided herein;

(b) the Company shall have negotiated the terms of a lease of the Land with 0703340 B.C. Ltd which is satisfactory to Berg's solicitors and Maxxcapp's solicitors on or before September 30, 2004;

(c) the representations and warranties of Maxxcapp contained in this Agreement shall be true and correct at the time of Closing with the same force and effect as if such representations and warranties were made at and as of such time, and a certificate of an officer of Maxxcapp, dated the Closing Date, to that effect shall have been delivered to Berg, such certificate to be in form and substance satisfactory to Berg, acting reasonably; and

(d) all of the terms, covenants and conditions of this Agreement to be complied with or performed by Maxxcapp at or before the time of Closing shall have been complied with or performed, and a certificate of an officer of Maxxcapp, dated the Closing Date, to that effect shall have been delivered to Berg, such certificate to be in form and substance satisfactory to Berg, acting reasonably.

5A.02 If any of the conditions contained in section 5A.01 shall not be performed or fulfilled at or prior to the time of Closing, Berg may, by notice to Maxxcapp, terminate this Agreement and the obligations of Berg and Maxxcapp under this Agreement, shall be terminated without either participant's having any claim upon or against the other.

5A.03 The conditions described in section 5A.01 are for the exclusive benefit of Berg and any such condition may be waived in whole or in part by Berg on or prior to the Closing date by delivery to Maxxcapp of a written waiver to that effect, signed by Berg.

ARTICLE 6 -- THE CLOSING

6.01 The Closing shall take place at 11:00 hours on November 30, 2004 at the offices of Forbes, Boyle & Patterson, Barristers & Solicitors, Suite 215 - 8171 Cook Road, Richmond, British Columbia, V6Y 3T8.

6.02 At the Closing:

(a) Berg shall deliver or shall cause to be delivered to Maxxcapp:

(i) one or more share certificates representing Berg's Shares, which certificates shall be in Street Form;

(ii) a general release of the Company in substantially the form hereunto annexed as Annexure 1; and

(iii) a certificate which declares that the representations and warranties contained in Article 3 above are true and accurate as of the Closing date.

(b) Maxxcapp shall deliver or shall cause to be delivered to Berg:

(i) $1,250,000 by way of bank draft, certified cheque, cashier's check or solicitor's trust account cheque;

(ii) Maxxcapp and Ian Price, as the Company's voting shareholders, having signed and delivered a Company shareholders special resolution approving the transfer of the Lands to 0703340 B.C. Ltd in a form approved by Berg's solicitors;

(iii) a Form A Freehold Transfer of the Lands in a form approved by Berg's solicitors, duly signed by the Company;

(iv) evidence satisfactory to Berg's solicitor that mortgage no. BJ145990 has been paid in full to legally obligate The Toronto-Dominion Bank to grant a discharge of mortgage against the Land;

(v) an executed lease in a form approved by Maxxcapp's solicitors and Berg's solicitors;

(vi) Maxxcapp and Ian Price, as the Company's voting shareholders, having signed and delivered a Company unanimous shareholders resolution, in a form approved by Berg's solicitors, approving the Company indemnifying the obligations of Maxxcapp pursuant to this Agreement and approving the granting of a general security agreement to Berg;

(vii) directors resolutions of the Company relating to the foregoing as requested by and in the form approved by Berg's solicitors;

(viii) the guarantee by Newco of Maxxcapp's payment of the Purchase Price to Berg; and

(ix) a letter of from Calvin Patterson in which he undertakes:

(A) not to transfer to any other person any of the shares of Newco for which he has subscribed as Incorporator thereof during such period of time as Maxxcapp remains indebted to Berg; and

(B) to transfer all of the shares of Newco to Berg or to any person designated by Berg in the event that Maxxcapp should have made default hereunder such that the entire unpaid balance of the Purchase Price and accrued interest thereon becomes immediately due and payable.

6.03 The representations and warranties contained in Articles 3 and 3A above and the agreements contained in or in any certificates or documents delivered in connection with the transactions contemplated hereby shall be true at and as of the Closing as though such representations, warranties and agreements were made at and as of the Closing and shall survive the Closing, the purchase and sale herein contemplated and any reorganization, amalgamation, sale or transfer of any of the Participants and shall continue in full force and effect except to the extent expressly waived in writing.

6.04 Notwithstanding section 6.03, the representations and warranties of Berg shall be true at and as of the Closing as though such representations and warranties were made at and as of the Closing and shall survive the Closing and continue in full force and effect for a period of 2 years.

6.05 All documents and cheques shall be delivered in escrow and all matters of payment, execution, delivery of closing documents shall be deemed to be concurrent requirements and it is specifically agreed that nothing will be complete at the Closing until everything required to complete the Closing has been paid, executed, delivered or fully registered, as the case may be.

ARTICLE 7 -- POST-CLOSING CONSIDERATIONS

7.01 Following the Closing Maxxcapp shall use its best efforts to cause the Company:

_____ Initials _____ _____

(a) to pay the premiums for 2 existing insurance policies upon the life of Earl Gilbert Berg, each in the amount of $500,000, and to maintain Cindy Lou Berg as the beneficiary thereof until such time as Berg shall have been paid all of the monies which are due to be paid to him hereunder; and

(b) to pay the premium for a further insurance policy upon the life of Earl Gilbert Berg in the amount of $1 million, with the identity of the beneficiary of this policy to be determined by Maxxcapp.

7.02 Berg shall take every reasonable action and co-operate with every reasonable request of Maxxcapp or of any insurer designated by Maxxcapp to enable the Company to obtain a policy of insurance which insures Berg's life pursuant to the provisions of clause 7.01(b) above.

7.03 At Berg's option, once the Purchase Price has been paid in full to Berg, Maxxcapp will ensure that the Company will make every reasonable effort to effect the transfer of the 2 said insurance policies described in paragraph 7.01(a) to Berg.

7.04 Immediately following the Closing, Maxxcapp shall use its best efforts to cause the Company to enter into a service agreement with 0703338 B.C. Ltd. which shall be satisfactory in form and substance to Berg's solicitors and Maxxcapp's solicitors, which agreement shall provide for 0703338 B.C. Ltd. to be remunerated with an annual fee of $90,000 in equal monthly instalments. This service agreement shall further provide:

(a) for the Company to pay the lease payments and any and all associated expenses in respect of 2 motor vehicles which are currently in Berg's possession; and

(b) for Berg or 0703338 B.C. Ltd. to exercise, at his or its option and at his or its expense, any right that the Company may have under the leases of the said motor vehicles to purchase these vehicles upon the expiration of the said leases.

It is understood and agreed by Maxxcapp that the said annual fee will attract Goods and Services Tax, and that one-twelfth of the amount of the Goods and Services Tax will be remitted to Berg with every monthly installment.

7.05 For as long as the Purchase Price and accrued interest has not been paid in full, Maxxcapp will, or ensure that the Company will, deliver to Berg within one day of each of the following items having been prepared:

(a) minutes of shareholders resolutions the Company;
(b) financial statements of the Company pursuant to paragraph 3A.03(a);
(c) agreements entered into by the Company;
(d) the Company's auditors notes and comments;
(e) directors resolutions of the Company;
(f) business plans of the Company;
(g) salaries, commissions and bonuses paid by the Company to all of its employees, officers and directors; and
(h) from time to time, such further information regarding the business affairs and financial condition of the Company and Maxxcapp as Berg may reasonably request.

7.06 On or about the second anniversary of the Closing Date Maxxcapp or its assignee shall cause the Company to execute and to deliver to Berg a general release of and from all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, claims and demands whatsoever which arose prior to the Closing Date, save and except those in respect of which a demand has been received by the Company or in respect of which litigation or an administrative proceeding has been commenced by any person.

ARTICLE 8 -- GENERAL PROVISIONS

8.01 Time is of the essence of this Agreement.

8.02 The failure of either Participant to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of

_____ Initials _____ _____

this Agreement or limit that Participant's rights herein contained including the provision that time is of the essence hereof. In the event that time being of the essence should be waived by either Participant at any time, time shall continue to be of the essence of this Agreement without the necessity of the Participant so waiving giving notice to the other reinstating this provision.

8.03 There are no implied covenants contained in this Agreement other than those of good faith and fair dealing. This Agreement contains the entire understanding between the Participants relating to the subject matters hereof, and supercedes all representations, warranties and agreements, whether oral or written which antedate it. No modification of this Agreement shall be valid unless made in writing in the English language and duly executed by the Participants.

8.04 Each of the Participants hereby covenants and agrees:

(a) to execute and to deliver to the others such further and other agreements, instruments, assurances, undertakings, acknowledgments and documents;

(b) to cause such meetings to be held, such resolutions to be passed and such bylaws to be enacted;

(c) to exercise his vote and influence; and

(d) to do and to perform and to cause to be done and performed any such further and other acts and things;

as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

8.05 Should any portion of this Agreement be held to be invalid or unenforceable by an arbitrator or by any court of competent jurisdiction, then:

(a) for the purposes of the interpretation and enforcement of this Agreement each paragraph, subparagraph and clause hereof shall be deemed to be a separate provision and to be severable; and

(b) the invalid or unenforceable provision shall be severed from and shall be deemed not to be a part of this Agreement, but such severance shall in no way affect any of the remaining provisions hereof or cause the same to be void.

8.06 This Agreement may be executed in counterpart and shall (in the absence of any other provision herein contained to the contrary) be deemed to have been entered into in the County of Vancouver, in the Province of British Columbia on the date which appears at the head of the first page hereof. Counterparts of this Agreement may be delivered by fax transmission. A collection of counterparts of this Agreement bearing between or among them the signatures of all Participants shall be deemed to be one original fully executed copy of it, to be for all purposes as effective as if the Participants had executed and delivered manually signed copies of this Agreement each to the other.

8.07 The Participants intend to be legally bound by the provisions of this Agreement and each hereby adopts the designation "<SEAL>" which appears adjacent to his signature or to the signature of its authorized signatory below to be his, her or its seal.

IN WITNESS WHEREOF the Participants execute this Agreement and deliver counterparts of the same each to the other.

TO BE ATTACHED:
ANNEXURE 1 -- General Release
ANNEXURE 2 -- Financial Statements of the Company
ANNEXURE 3 -- Insurance Policies
ANNEXURE 4 -- Security Instruments
ANNEXURE 5 -- Material Contracts

NOTE: ONE PARTICIPANT MAY NOT WITNESS ANOTHER PARTICIPANT'S EXECUTION OF THIS DOCUMENT.

______ Initials ______

THE WITNESSES SIGN BELOW:

SIGNED, SEALED & DELIVERED by EARL GILBERT BERG AND CINDY LOU BERG in the presence of:

David W. Smalley
Signature

David W. Smalley
Print Name

1200-999 W. Hastings St.
Street address

Vancouver, B.C.
Municipality / Province or State

Lawyer
Occupation

THE PARTIES TO THIS DOCUMENT SIGN ON THE LINES BELOW:

_______________ <SEAL>
EARL GILBERT BERG

Cindy L Berg <SEAL>
CINDY LOU BERG

SIGNED, SEALED & DELIVERED
BY MAXXCAPP CORPORATION
BY ITS AUTHORIZED SIGNATORY

_______________ <SEAL>

Jonathon Dugdale
Print name

This is the final page of a 21 page Share Purchase and Sale Agreement (with annexures) which is dated for reference September 2, 2004.

_____ Initials _____

ANNEXURE 1

This GENERAL RELEASE is dated for reference November 30, 2004.

KNOW ALL MEN BYTHESE PRESENTS that EARL GILBERT BERG and CINDY LOU BERG (hereinafter collectively referred to as "the Bergs") in consideration of the sum of $5 (the sufficiency and receipt of which the Bergs hereby acknowledge) do hereby remise, release and forever discharge SAMLEX AMERICA INC. (hereinafter referred to as "Samlex") of and from all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, claims and demands whatsoever which against the said Samlex the Bergs ever had, now have, or which their personal representatives or heirs, or any of them, henceforth can, shall or may have for or by reason of any cause, matter or thing whatsoever existing up to the present time, including any matter, cause or thing the facts of which are not within the Bergs' means of knowledge at the present time. The Bergs acknowledge that it is possible that other causes of action or other damages will in future be ascertained or develop, or that consequences of damage may yet be discovered which arise from the relationship between Samlex and themselves, or either of them: this full and final release is intended to, and does, cover and include all such causes of action and damages and their effects, consequences and results.

The Bergs hereby declare that in giving this Release they rely wholly on their own judgment and their own knowledge of the nature of this Release, and that they have not been influenced to any extent whatsoever in making this Release by any representations or statements made by Samlex or by any person representing it.

The Bergs intend to be legally bound by the provisions of this Agreement and each hereby adopts the designation "<SEAL>" which appears adjacent to his signature below to be his seal.

IN WITNESS WHEREOF the Bergs hereby sign, seal and deliver this General Release at the City of Burnaby, as of the date set out above.

SIGNED, SEALED & DELIVERED by EARL GILBERT BERG AND CINDY LOU BERG in the presence of:	
______________________ Signature	
______________________ Print Name	______________________ <SEAL> EARL GILBERT BERG
______________________ Street address	
______________________ Municipality / Province or State	______________________ <SEAL> CINDY LOU BERG
______________________ Occupation	